                                                                   Exhibit 10.12
                                                                         ST=>AMI

                                                                    CONFIDENTIAL

                        PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (the "Agreement") is made and entered into as of the date written below (the "Effective Date") by and between AMI SEMICONDUCTOR INC., a corporation incorporated under the laws of the state of Delaware, USA, whose chief executive office is located at Buckskin Road 2300, Pocatello, ID 83201, USA ("CUSTOMER" or AMI), and STMICROELECTRONICS NV, a company duly organized under the law of The Netherlands, having its registered office at Strawinskylaan 1725, World Trade Center, Tower B, 17th floor, 1077XX Amsterdam, acting for the purposes of this Agreement through its Swiss branch, ICC - Bloc A, 20 route de Pre-Bois, 1215 Geneva 15, Switzerland (the "CONTRACTOR").

WHEREAS, Pursuant to the terms and conditions of a Business Purchase Agreement (the "BPA"), dated May 8, 2002 among Contractor, Customer, AMI Semiconductor Belgium BVBA, a corporation incorporated and existing under the laws of Belgium ("BVBA") and Alcatel Microelectronics NV, a Belgian company ("AME")(which will become a party to the BPA on the Completion Date (as defined in the BPA)), Customer and AME are contemporaneously with the execution and delivery of this Agreement selling to Contractor and certain of its Affiliates the Mixed Signal Business (the "MSB" as defined in the BPA) of AME.

WHEREAS, for a certain period of time, Customer will require from Contractor the delivery of certain services (as specified herein) in order to allow AME to continue its business operations on a continuous, uninterrupted basis following the sale of MSB to Contractor.

WHEREAS, Contractor is willing to provide those services to Customer and Customer desires to obtain such services, subject to the terms and conditions set forth herein.

WHEREAS, Customer and Contractor are contemporaneously with the execution of this Agreement entering into an Agreement providing for the provision of services by Customer to Contractor and containing substantially similar terms to those contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, Customer and Contractor hereby agree as follows:

1. DEFINITIONS

In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:

"AFFILIATE" of a party means a Person owning or controlling a party, or under the same ownership or control as a party, or owned or controlled by a party, but only so long as such ownership or control exists. Ownership or control shall exist through the direct or indirect: (i) ownership of more than 50% of the Equity Interests and of the Equity Interests generally entitled to vote on matters submitted to holders of Equity Interests, or (ii) the right by any other means to elect or appoint a majority of directors, or Persons performing similar functions.

"CONTRACTOR TECHNOLOGY" means proprietary information and materials in electronic design automation, CAD or CAE, electronic product manufacturing, software tools, computer programs and their documentation, computer languages, methods, methodologies, design flows, cell libraries, algorithms, databases, mechanical and electronic hardware, electronic components and other materials and technology owned or controlled by Contractor.

"DELIVERABLES" means the specific materials, devices, products or other deliverables Contractor provides to Customer as a result of performing Services and which are specified in the Statement(s) of Work.

"EQUITY INTERESTS" shall mean capital stock, share capital, ordinary or preference shares, common or preferred stock, general or limited partnership interests, limited liability company interests or any other interests in any Person entitling the holder thereof to share in the profits or liquidation value of a Person.

                                                                         ST=>AMI

                                                                    CONFIDENTIAL

"IP RIGHTS" means semiconductor topography rights, mask works rights, patents, copyrights, trademarks (including service marks), trade secrets, and design rights, whether registered or unregistered, and including any application for registration of any of the foregoing and all rights or forms of protection of a similar nature of having equivalent or similar effect to any of these, which may subsist anywhere in the world.

"INNOVATIONS" means any invention, discovery, improvement, development or innovation conceived or developed by Contractor during the term of this Agreement and in the course of performance of the Services and whether or not forming part of a Deliverable, including, but not limited to, blocks, database rights, cells, models, formulas, algorithms, methods, libraries, design flows, processes, databases, mechanical and electronic hardware, electronic components, computers and their parts, computer languages, programs and their documentation, encoding techniques, articles, writings, compositions, works of authorship and improvements.

"CUSTOMER TECHNOLOGY" means the proprietary information and materials in electronic design automation, CAD or CAE, electronic product manufacturing, software tools, computer programs and their documentation, computer languages, methods, methodologies, design flows, cell libraries, algorithms, databases, mechanical and electronic hardware, electronic components and other materials and technology owned or controlled by Customer which Contractor reasonably requires rights to use in order to perform the Services.

"PERSON" shall include individuals, corporations, companies, partnerships, trusts, limited liability companies and other entities.

"PROJECT SCHEDULE" means the timetable (including the required end date by which the projects on the Statement(s) of Work must be completed) relating to the performance of the Services set out in each Statement of Work.

"SERVICES" means the services described in the Statement(s) of Work.

"RESIDUAL INFORMATION" means ideas, concepts, know-how or techniques related to the disclosing party's technology that are retained by the unaided memories of the receiving party's employees who have had access to confidential information consistent with the terms of this Agreement. An employee's memory will be considered to be unaided if the employee has not intentionally memorized the confidential information for the purpose of retaining and subsequently using or disclosing it. The receiving party's use of Residual Information is subject to valid patents, copyrights, and semiconductor mask work rights of the disclosing party.

"STATEMENT(S) OF WORK" means the description of the Services and Deliverables to be provided hereunder from time to time, which may include single or multiple Statements of Work.

2.   PROFESSIONAL SERVICES

2.1 Contractor will provide to Customer the Services that are described in a Statement(s) of Work attached hereto under the terms and conditions of this Agreement. The parties acknowledge and agree that the Statement(s) of Work include only the current iteration of products and that Contractor has no obligation to provide Services relating to future iterations of products (for purposes of the foregoing an "iteration" shall mean a silicon modification which implies a mask change from the current design as of the date hereof). Such Statement(s) of Work may be amended or modified in a writing by both parties hereto and attached to the Statement(s) of Work, and thereafter, the Services shall be deemed to include the services described in such supplement or modification.

Contractor will provide such resources and utilize such employees or design consultants as specified in the Statement(s) of Work, or in the absence of specific designation, as Contractor deems necessary, acting in a commercially reasonable manner, to perform the Services. All work shall be performed at Contractor's designated facilities specified in the Statement(s) of Work or as mutually agreed between the parties.

2.2 Customer will provide, if necessary, Contractor with the use of the Customer Technology.

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                                                                    CONFIDENTIAL

2.3 Contractor shall meet the project schedules, end dates and time of performance of Services and delivery of Deliverables set forth in the Statement(s) of Work unless such delay is caused by Customer. Customer agrees to cooperate in good faith to allow Contractor to achieve completion of Services in a timely and professional manner. Customer understands and agrees that Contractor's provision of the Services may depend on completion of certain Customer tasks or adherence to Customer schedules within Customer's control; consequently, the project schedule, end dates, time of performance, and Services may require adjustments or changes in the event such Customer tasks or schedules change, are modified, or are not completed as anticipated.

2.4 In performing the Services, Contractor shall design, develop and/or make for Customer the Deliverables as required in the Statement(s) of Work. Contractor shall ensure that the Deliverables meet the specifications, if any, set forth in the Statement(s) of Work for such Deliverables. In case Contractor has reason to believe that any of the foregoing is not going to be met, Contractor will inform Customer and the Parties will discuss in good faith reasonable corrective actions.

2.5 If the Deliverables consist of software, then the Deliverables shall be deemed to include in both source code and object code forms the final version and all intermediate versions of the software and all routines and subroutines, as well as all program materials, flowcharts, notes, outlines, work papers and the like created or developed in connection therewith, the resulting screen formats and other visual effects of the software, and any formulae, processes, algorithms, ideas and other information not generally known to the public, whether or not protected by copyright, developed or generated by Contractor in the course of performing the Services.

2.6 Contractor is not providing or licensing to Customer any Contractor software programs or products or other IP Rights or Contractor Technology. In the event Contractor provides such software or other IP Rights of Contractor Technology, such tools shall be provided only under the terms of a separate license agreement or maintenance agreement.

2.7 Unless otherwise set forth in the Statement(s) of Work, Contractor will undertake a close-out meeting at the conclusion of the Services.

3.   NEW OR RELATED SERVICES

3.1 If in performing the Services Customer require further Services or Deliverables over and above those specified in the Statement(s) of Work a new or amended Statement(s) of Work must be agreed to in writing by each of the Parties.

4.   SERVICE FEES COSTS, AND EXPENSES

4.1 For the Services and Deliverables provided by Contractor, Customer agrees to pay Contractor a fees equal to the number of hours actually worked in providing the Services in accordance with the schedule attached as exhibit X hereto.

provided, however, that the maximum number of hours chargeable by Contractor for each individual project identified in the Statement(s) of Work shall not exceed the number of hours specified on such Statement(s) of Work plus an additional 10% of hours; provided, however, that as stated in Section 2.1, Contractor has no obligation to provide Services relating to future iterations of products. For the avoidance of doubt one man week shall be comprised of 40 hours.

4.2 Customer shall reimburse Contractor for all actual, reasonable travel and out-of-pocket expenses incurred in the course of providing any Services that must be performed by an employee, consultant or agent of Contractor away from the facility where such person normally works.

4.3 Customer shall reimburse Contractor for all other material cost and other out of pocket expenses incurred by Contractor in the course of providing any Services, including, without limitation, the costs of making any masks or prototypes.

4.4 If achievement of any project described in the Statement(s) of Work, in whole or in part, is dependent upon performance or completion of tasks or provision of technology, specifications, data or other information within the control of the Customer or by a third party outside Contractor's control, the applicable required end or delivery dates for a specific project will be appropriately adjusted to reflect any delay caused by Customer or such third party not caused by Contractor the effect of which is to delay completion of such projects in whole or in part.

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                                                                         ST=>AMI
                                                                         -------
                                                                    CONFIDENTIAL


4.5 The amounts payable to Contractor pursuant to this Agreement are exclusive of any value added tax, sales or use deductions, withholding or other taxes or governmental charges. Customer shall be responsible for payment of all such taxes or charges, except for any taxes based solely on Contractor's net income.

5. INVOICING AND PAYMENT

5.1 For each calendar month in which Services are rendered, Contractor shall submit to Customer an invoice within 15 days of the end of such month specifying any fees or reimbursable expenses payable hereunder plus any VAT or other tax related thereto, accompanied by an appropriate level of detail to permit verification of provision of Services and of such fees and reimbursable expenses, and the Parties shall supply each other with any supplemental information relating to the Services or such fees and expenses that is reasonably requested by either Party.

5.2 Amounts invoiced shall be due and payable by wire transfer of immediately available funds within thirty (30) days following receipt of such invoice and supporting evidence.

6. INTELLECTUAL PROPERTY RIGHTS

6.1 Customer hereby grants Contractor a royalty-free, non-exclusive, world-wide license to use and practice the Customer Technology, and all Customer owned IP Rights covering such Customer Technology, solely for the purpose and use of Contractor performing the Services and developing or preparing the Deliverables solely during the term of this Agreement. Customer represents and warrants that to the extent Customer provides to Contractor any Customer or third party IP Rights or Customer Technology hereunder, it has obtained all necessary permissions, licenses, consents, and has the authority and right, to provide such technology to Contractor.

6.2 Except as otherwise set forth herein, neither this Agreement, nor the provision of Services hereunder, shall give either Contractor or Customer any ownership interest in or rights to the IP Rights or other technology of the other party. All IP Rights that are owned or controlled by a Party at the commencement of this Agreement shall remain under the ownership or control of such party throughout the term of this Agreement and thereafter.

6.3 All right, title, and interest in and to any and all Innovations, generated or developed by Contractor or Contractor's personnel in the course of performing this Agreement or any other work performed on Customers' behalf by Contractor or its personnel, including all IP Rights therein, shall be assigned to and owned solely by Customer, and all Innovations shall be considered works made by Contractor and its personnel for hire for the benefit of Customer, and Contractor shall take all reasonable actions deemed necessary by Customer to perfect Customer's rights therein. Notwithstanding the foregoing, Customer shall grant to Contractor a royalty free, worldwide, non-exclusive, non-transferable, non sub-licensable (except to Contractors' Affiliates) license to use such Innovations.

6.4 To perfect ownership of Customer IP Rights, Contractor agrees to assign to Customer all rights Contractor may have in the Customer owned innovations, and to assist and cooperate with Customer in all reasonable respects, subject to reasonable availability, (a) in actions to acquire, transfer or maintain such Customer IP Rights, including executing documents associated therewith, and (b) in actions of enforcement of such Customer IP Rights, subject to payment by Customer of all costs incurred by Contractor which are associated therewith.

7. LICENSE GRANT

7.1 Subject to payment in full of the amounts owed to Contractor hereunder and compliance by the Customer with the terms and conditions hereof, Contractor grants to Customer and its Affiliates a worldwide, non-exclusive, non-transferable, perpetual, fully paid, royalty free license under the Contractor IP Rights incorporated in the Deliverables for the sole purpose of making, having made, using and selling, having sold the Customer products or technology described in the applicable Statement of Work. Customer shall have no rights to sublicense to third parties Contractor IP Rights except as necessary to allow Customer to make, have made, use or sell the products or technology as set forth in the applicable Statement of Work.

                                                                       ST=>AMI

                                                                  Confidential

8.      LIMITED WARRANTIES AND EXCEPTIONS

8.1 Without prejudice to greater service or quality levels specified in the Statement(s) of Work, Contractor shall use commercially reasonable best efforts to perform the Services in a professional manner and using reasonable care the Services will be of substantially the same quality and in substantially the same manner of the performance as provided by AME prior to the Completion Date, as defined in the BPA.

8.2 The warranty above is exclusive and in lieu of all other warranties, whether express, implied, or statutory, including the implied warranties concerning the Services or the Deliverables of merchantability, reasonable skill and care, fitness for a particular purpose or non-infringement, which are expressly disclaimed to the fullest extent permissible by law.

8.3 In order to receive warranty remedies, deficiencies in the Services must be reported to Contractor in writing within on hundred eighty (180) days from Contractor's delivery of the final milestone related to the Services subject matter of a Statement of Work. Customer shall not make any additions, deletions or modifications to the Deliverables except as specifically set forth in the Contractor documentation or as authorized in writing by Contractor. Unauthorized modification of the Deliverables shall cause immediate termination of any applicable warranty as established above. Customer's sole remedy shall be to have the deficiencies remedied within a reasonable period of time or to receive a refund of the pro rata amount of the fees allocated to such Services, at Contractor's option.

9.      INDEMNIFICATION

9.1 Subject to the provisions of Sections 9.3, 10.0 and 10.2 below Contractor hereby agrees to indemnify, defend and hold Customer, its Affiliates, and their respective officers, directors, employees, and agents ("Customer Indemnitees") harmless from and against any and all liabilities, losses, damages, legal costs, and legal expenses ("Losses"), and any attorneys' fees relating to its defense, resulting from any suit or action brought against the Customer Indemnitees due to, infringement or any third party IP Rights, by Customer due to the incorporation of any Contractor owned or controlled IP Rights in any Deliverables or Services. Contractor shall not be obligated to defend or be liable for Losses if the infringement claim arises out of compliance with Customer's specifications or requirements, or results from an addition to or modification by Customer to the Deliverables or the Services, or the Customer Technology, Customer owned IP Rights, including the IP Rights therein, or from a combination of the Deliverables or Services provided by Contractor under this Agreement with other products or items developed or made by third parties if such infringement would have not existed but for such combination. Notwithstanding the foregoing, should any Deliverable or Service become or in Contractor's opinion be likely to become, the subject of any such suit or action for infringement, Contractor may, at Contractor's option and expense, (1) procure for Customer the right to continue using such Deliverable or Service, or (2) replace or modify such Deliverable or Service so that it becomes non-infringing while still in conformity with the applicable Statement(s) of Work, which shall extinguish Contractor's obligations hereunder.

9.2 Subject to the provisions of Sections 9.3, 10.1 and 10.2 below, Customer hereby agrees to indemnify defend and hold Contractor, its Affiliates, and their respective officers, directors, employees, and agents ("Contractor Indemnitees") harmless from and against any and all Losses (as defined in Section 9.1 above), and any attorneys' fees and expenses relating to its defense, resulting from any suit or action brought against any of the Contractor Indemnitees due to infringement of any third party IP Rights, by Contractor due to the authorized use in providing the Services or delivering the Deliverables of any Customer owned or controlled IP Rights. Provided, however, that Customer shall not be obligated to defend or be liable for Losses if the infringement claim arises from an addition to or modification by Contractor of the Customer's owned or controlled IP Rights, or from a combination of the Customer's owned or controlled IP Rights with other IP Rights if such infringement would have not existed but for such combination.

9.3 If any claim or action is commenced against a party entitled to indemnification under this Section for Losses resulting from such claim or action (a "Claim"), such party shall give written notice to the other party within ten (10) days of notice of such Claim. If such party receiving notice is obligated under this Section to defend the party against such Claim, then the indemnifying party shall take control of the defense and investigation of the Claim, using such attorneys and other assistance as it selects in its discretion. The indemnified party shall cooperate in all reasonable respects in such investigation and defense, including trial and any appeals, provided that such party may also participate, at its own expense, in such defense. No settlement of a Claim that involves a remedy other than payment of money by indemnifying party shall be agreed to and entered without the consent of the indemnified party, which consent shall not be unreasonably withheld.



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                                                                         -------
                                                                    CONFIDENTIAL

9.4 THE FOREGOING SECTIONS 9.1, 9.2 AND 9.3 STATES THE ENTIRE LIABILITY OF CONTRACTOR AND CUSTOMER AND THEIR RESPECTIVE AFFILIATES AND THE EXCLUSIVE REMEDY OF CONTRACTOR AND CUSTOMER WITH RESPECT TO INFRINGEMENT, EXCEPT AS EXPRESSLY STATED IN THESE SECTIONS, ALL WARRANTIES OF NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS ARE HEREBY DISCLAIMED BY CONTRACTOR AND CUSTOMER.

10. LIMITATION OF LIABILITY.

10.1 In no event shall either party be liable under this Agreement for any special, consequential, incidental, indirect, punitive or exemplary damages, or lost profits or for the cost of procurement of substitute goods or services, however caused, whether for breach of warranty, contract, tort negligence, strict liability or otherwise, even if such party has been advised of the possibility of such damages.

10.2 Each party's aggregate cumulative liability to the other or Customer Indemnitees or Contractor Indemnitees, as applicable, arising out of or related to this Agreement shall not exceed the total amount actually paid by Customer to Contractor under the applicable Statement(s) of Work, except that the foregoing limitation in this section 10.2 will not apply in case of willful misconduct or gross negligence.

11. CONFIDENTIALITY

11.1 During the term of this Agreement, either Party may disclose Confidential Information (hereafter defined) to the other one. In such case, the following provisions shall apply. Confidential Information means the terms of this Agreement as well as any proprietary information and data of either Party, contained in written or tangible form, which is marked with "Internal Use Only", "Proprietary", "Confidential", or with other similar words. One Party's ("Disclosing Party") Confidential Information shall also include its confidential information and data orally disclosed to the other Party ("Receiving Party") if: a reasonable summary of the same is reduced to a writing and marked with "Proprietary", "Confidential", or with other similar words and the writing is delivered to the Receiving Party within thirty (30) days of the first disclosure to the Receiving Party. However, Confidential Information shall not include any data or information which:

(a) is or becomes publicly available through no fault of the Receiving Party; is already in the rightful possession of the Receiving Party prior to its receipt of such data or information;

(b) is independently developed by the Receiving Party;

(c) is rightfully obtained by the Receiving Party from a third party or in the public domain; is disclosed with the written consent of the Disclosing Party; or

(d) is disclosed pursuant to a valid order or other legal compulsion of a court or other government body; provided, however, that Receiving Party shall, to the extent possible: (i) prior to such disclosure promptly notify Disclosing Party of the requirement and give Disclosing Party the opportunity to object; (ii) upon disclosure inform the body to which the Confidential Information is disclosed of its confidential status and shall seek to obtain confidential treatment of such Confidential Information by such body; and (iii) disclose only such Confidential Information as is strictly required by such order.

11.2 Each Party undertakes to use the same degree of care as it uses with respect to its own information of a similar nature to avoid disclosing the Confidential Information received from the other Party unless the Disclosing Party previously consented in writing to such disclosure. Notwithstanding the foregoing, the Receiving Party shall, during the term of this Agreement, and for a period of three (3) years from the termination or expiration of this Agreement, hold all Confidential Information of the Disclosing Party received, in confidence.

11.3 The Parties shall not use the Confidential Information for purposes other than for the purpose of this Agreement.

11.4 Either Party may disclose any Confidential Information to its and its Affiliates' employees having the reasonable need for access to such Confidential Information in connection with or during the performance of this Agreement or their employment responsibilities and the Parties shall ensure that such employees comply with the provisions of this Section.

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                                                                    CONFIDENTIAL

11.5 Upon termination or expiration of this Agreement, either Party shall return to the other party all Confidential Information, whether in written, documentary or other form, as well as computer programs, software and technical drawings other than any Confidential Information that is required to be retained under applicable law or which is necessary to defend against or prosecute any claim hereunder.

11.6 Neither Party shall in any manner disclose to third parties, advertise or publish the fact it has entered into or the terms of this Agreement except by the express written consent of the other Party.

11.7 Notwithstanding the foregoing, either Party may disclose the fact of entering into this Agreement and its terms (i) to its advisors or to any Person providing it with finance, subject to such Person agreeing to keep such information confidential, or (ii) in any prospectus, offering memorandum or other similar document. Provided, that such disclosure is necessary and provided that prior to such disclosure the party desiring to disclose shall send to other party a formal notice indicating that such disclosure is necessary and the timing of such disclosure.

11.8 The parties acknowledge and agree that they and their respective employees may utilize for any purpose any Residual Information resulting from performing the Services or having access to Confidential Information.

11.9 Nothing in this Section 11 shall limit either party's right to independently develop information, materials, technology, or other products or services for itself or for others which may compete with the other party or which may be similar to the Confidential Information, as the case may be, so long as no unauthorized disclosures have been made by the party during the term of the confidentiality obligation and there was no unauthorized use of the Confidential Information in the independent development. Subject to the limitations placed on Contractor by the confidentiality provisions of this Agreement, Contractor may in its sole discretion develop, use, market, license, offer for sale, or sell any software, application, or product that is similar or related to that which was developed by Contractor for Customer hereunder.

11.10 Each party acknowledges that unauthorized disclosure or use of the Confidential Information may cause irreparable harm to the other party for which recovery of money damages would be inadequate, and the other party shall therefore be entitled to obtain timely injunctive relief to protect its rights under this Agreement, in addition to any and all remedies available at law.

12.  TERM AND TERMINATION

12.1 This Agreement commences on the Effective Date and, unless terminated earlier pursuant to the terms of this Agreement, shall continue in force until completion of the Services, provided, however, subject to Contractor reasonable prior notice to Customer, the Agreement shall automatically terminate no later than the certain date indicated in the Statement of Work, if Contractor after having used reasonable effort is unable to complete the Services. A party shall have the right to terminate this Agreement at any time upon or after the filing by or against the other party of a petition in bankruptcy or insolvency, or upon or after the appointment of a receiver for all or substantially all the property of the other party unless such receivership is terminated or petition dismissed without prejudice within thirty (30) days, or upon or after the making by the other party or any proceedings for the liquidation or winding up of its business, or for the termination of its corporate charter; and upon exercise of such right, this Agreement shall terminate fifteen (15) days after notice in writing to that effect has been given by the party to the other party.

12.2 This Agreement or any Statement of Work hereunder may be terminated by either party upon thirty (30) days prior written notice if the other party materially breaches or fails to perform any material term hereof or in the applicable Statement of Work, respectively, and the breaching party fails to cure such breach within the thirty (30) day period.

12.3 Each party's obligations under Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 14, 15 and 16 of the Agreement shall survive termination or expiration of the Agreement.


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                                                                    CONFIDENTIAL

13.  INDEPENDENT CONTRACTORS

Contractor shall perform the Services as an independent contractor and nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent or employment relationship between the parties. Neither party shall take any action or permit any action to be taken on its behalf which purports to be done in the name of or on behalf of the other party and shall have no power or authority to bind the other party to assume or create any obligation or responsibility express or implied on the other party's behalf or in its name, nor shall such party represent to any one that it has such power or authority.

14.  GOVERNING LAW

This Agreement will be governed by the laws of France. This Agreement is prepared and executed and shall be interpreted in the English language only, and no translation of the Agreement into another language shall have any effect. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from and shall not apply to this Agreement.

15.  DISPUTE RESOLUTION

Any dispute arising out of this Agreement shall be conducted in accordance with clauses 27.2 through 27.10, inclusive, of the Business Purchase Agreement executed among AMI Semiconductor Inc., Contractor and Customer and dated May 8th 2002.

16.  MISCELLANEOUS

16.1 NOTICES. Notices to be given or submitted by either party to other pursuant to this Agreement shall be in writing and directed in the case of the Customer to the address above, attention: General Counsel, and in the case of Contractor to the address above, attention: Legal Counsel.

16.2 SEVERABILITY. If any term or provision of this Agreement is determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the fullest extent possible. In any event, all other terms and provisions shall be deemed valid and enforceable to the maximum extent possible.

16.3 FORCE MAJEURE. Neither Party shall be liable for the non-performance of any of their obligations hereunder, if and to the extent only that such non-performance is caused by an event of force majeure, which means acts of God, war, war-like condition, embargoes, riots and other unforeseen events beyond their reasonable control and which cannot be prevented. To the extent possible, in the event that such failure or delay occurs, the affected Party shall notify in writing the other Party of the occurrence thereof as soon as possible and the Parties shall discuss the best way to resolve the event of force majeure.

16.4 Performance of all affected Services shall be made on a revised schedule (to be mutually agreed upon), that shall, at least, take into account the delay incurred.

16.5 By reason solely of force majeure neither Party shall have any claim for relief or other damages against the other Party in respect of such delay in performance or non-performance.

16.6 AUTHORIZATION. This Agreement and any supplement to it shall be binding on the parties only after acceptance by officers or authorized representatives of Contractor and Customer.

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                                                                    CONFIDENTIAL

16.7 ASSIGNMENT. Unless for a given project a designated sub-contractor has been mutually agreed between the Parties and specifically identified in writing in the relevant Statement of Work, neither party shall assign any portion of its rights, duties, or obligations under this Agreement and any attempt to do so shall be void unless the other party gives its approval to the assignment after receiving written notification. The approval itself must also be in writing and sent by certified or registered mail or courier service to the party seeking assignment. As used in this Agreement, the following shall be deemed an assignment: (1) any dissolution, merger, consolidation, or other reorganization of or affecting the Customer, whether or not Customer is the surviving corporate entity; and (2) the sale or transfer, by one or more transactions, of stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Customer's capital stock issued, outstanding and entitled to vote for the election of its directors.

16.8 COMPLETE AGREEMENT. Customer acknowledges that it has read, understands and agrees to be bound by this Agreement, and that this Agreement including the attached Statement(s) of Work, are the complete and exclusive statement of the agreement between the parties regarding the subject matter hereof, which supersedes all proposals, oral or written, all other communications between the parties relating to such subject matter. In the event of any conflict between the Agreement and a Statement of Work or any subsequent attachment hereto, the terms of this Agreement shall control.

16.9 MODIFICATION. This Agreement and any term of a Statement of Work may be modified only by a written instrument duly executed by an authorized representative of Contractor and Customer.

16.10 NO WAIVER. The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such provision or the right of such party to enforce such provision or any other provision.

16.11 INTERPRETATION. In construing or interpreting this Agreement, the word "or" shall mean either or both, and the word "including" shall not be limiting or exclusive. This Agreement shall be fairly interpreted in accordance with its terms without any strict construction in favor of or against either party and ambiguities shall not be interpreted against the drafting party.

                                                                       ST => AMI
                                                                    CONFIDENTIAL



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date


EXECUTED BY STMICROELECTRONICS NV:

Signature: /s/ Francois Guibert
          -----------------------------------------------
Name: FRANCOIS GUIBERT
     ----------------------------------------------------

Title:
      ---------------------------------------------------

Date:  26 June 2002
      ---------------------------------------------------



EXECUTED BY AMI SEMICONDUCTOR INC.

Signature: /s/ Christine King
          -----------------------------------------------
Name: CHRISTINE KING
     ----------------------------------------------------

Title: PRESIDENT & CEO
      ---------------------------------------------------

Date:  June 26, 2002
      ---------------------------------------------------

                                                                       ST => AMI
                                                                    Confidential

                                   EXHIBIT Z

TSA REQUIREMENTS - SERVICES REQUIRED BY AMI-S FROM STM - PRODUCT DEVELOPMENT - REVISION 4.0 - JUNE 6, 2002

TSA DETAILS TO FINISH COMMITTED TELECOM ASIC PROJECTS & CAD ACTIVITIES SUPPORT

----------------------------------------------------------------------------------------------------------------------------------
PROJECT  STATUS                 WORK DESCRIPTION       RESOURCE               LOCATION           DELIVERABLE        MW    END DATE
----------------------------------------------------------------------------------------------------------------------------------
CIVA     Customer evaluation    Support RD/R1          Francesco Cretti       Milan              note 1               2      02/52
----------------------------------------------------------------------------------------------------------------------------------
CRIA     Customer evaluation    Support RD/R1          Faruk Donmez           Istanbul           note 1              10      02/52
                                Support RD/R1          Asil Arsian            Istanbul           note 1               2      02/52
                                Support RD/R1          Francesco Cretti       Milan              note 1               4      02/52
----------------------------------------------------------------------------------------------------------------------------------
MARB     Customer evaluation    Support RD/R1          Stefano Lorenzini      Milan              note 1               4      02/52
                                Support RD/R1          Asil Arsian            Istanbul           note 1               2      02/52
----------------------------------------------------------------------------------------------------------------------------------
GLIA     Customer evaluation    Support RD/R1          Allessandro Ingrazie   Padova             note 1               2      02/52
----------------------------------------------------------------------------------------------------------------------------------
TNIA     RD                     Support R1             Glanvito Lorusso       Milan              note 1               1      02/28
----------------------------------------------------------------------------------------------------------------------------------
TSMA     ???Illegible???        Support RD/R1          Leveni Ergun           Istanbul           note 1               4      02/39
         Improvement            Support RD/R1          Marco Zanata           Milan              note 1               1      02/39
----------------------------------------------------------------------------------------------------------------------------------
PESA     Design ongoing         design support, RD/R1  Calogero Timineri      Milan              note 1              11      02/36
                                RD/R1                  Calogero Timineri      Milan              note 1               2      03/05
----------------------------------------------------------------------------------------------------------------------------------
FLMA     Design ongoing         Design iteration 1     Illker Ertylmaz        Istanbul           tested prototypes,
                                                                                                 note 1                      02/40
                                Design iteration 1     Zeynep Toprok          Istanbul           tested prototypes,
                                                                                                 note 1                      02/40
                                Design iteration 1     Alper Durak            Istanbul           tested prototypes,
                                                                                                 note 1                      02/40
                                Design iteration 1     Turan Solmaz           Istanbul           tested prototypes,
                                                                                                 note 1                      02/40
                                Design iteration 1     Erdem Karaadam         Istanbul           tested prototypes,
                                                                                                 note 1                      02/30
                                Design iteration 1     Total Manpower         Istanbul           tested prototypes,
                                                                                                 note 1              40      02/40
                                Support measurements
                                iteration 1            Turan Solmaz           Istanbul           tested prototypes,
                                                                                                 note 1               4      02/52
         METAL FIX ONLY         Design iteration 2     Turan Solmaz           Istanbul           tested prototype 2,
                                                                                                 note 1               4      03/04
         METAL FIX ONLY         Support measurements
                                iteration 2            Turan Solmaz           Istanbul           note 1               3      03/17
----------------------------------------------------------------------------------------------------------------------------------
CARA     Design ongoing         Design support for
                                debug                  Milan team             Milan              note 1, note 3
                                Design support for
                                debug high speed part  Istanbul team          Istanbul           note 1, note 3
                                Design support,
                                STA, ATPG              Milan team             Milan              note 1, note 3
                                P&R                    P&R team               Brussels           note 1, note 3      13      02/52
                                Support RD/R1          D. De Gennaro          Milan              note 1, note 3      13      02/52
----------------------------------------------------------------------------------------------------------------------------------
IRIA     RD                     Support R1             Jerome Pichon          Velizy             note 1               1      02/39
                                Support R1             Asil Arsian            Istanbul           note 1               1      02/39
----------------------------------------------------------------------------  ----------        --------------------------
OSIA     RD                     Support R1             Jerome Pichon          Velizy             note 1               1      02/39
                                Support R1             Asil Arsian            Istanbul           note 1               1      02/39
----------------------------------------------------------------------------------------------------------------------------------
BIBA     Customer evaluation    Support RD/R1          Jerome Pichon          Velizy             note 1               1      02/39
----------------------------------------------------------------------------------------------------------------------------------

                                                                   ST => AMI

                                                                 CONFIDENTIAL


Project        Status                Work description                                              Resource               Location
------------   -------------------   ---------------------                                         ---------------        --------

                                     Support RO/R1                                                 Asli Arslan            Istanbul
BIBB           Customer evaluation   Support RO/R1                                                 Alain Morand           Velizy
                                     Support RO/R1                                                 Asli Arslan            Istanbul
MRUC           Customer evaluation   Support RO/R1                                                 Alain Morand           Velizy
MRUD           Start                 design support, RO/R1                                         Alain Morand           Velizy
RG1A           R1                    Yield optimization support                                    Jerome Pichon          Velizy
XBUB           Customer evaluation   Support RO/R1                                                 Alain Morand           Velizy

Misc Velizy                          Database transfer                                             All project leaders    Velizy
Misc Milan                           Database transfer                                             All project leaders    Milan
Misc Istanbul                        Database transfer                                             All project leaders    Istanbul

Misc Istanbul                        Knowledge transfer high speed code                            All project leaders    Istanbul
Misc Velizy                          Management                                                    Ludovic (Illegible)    Velizy
Misc Milan                           Management                                                    Pierpaolo Pomati       Milan
Misc Istanbul                        Management                                                    Asil Arslan            Istanbul

                                     General support on ADS
                                     * no new script of new loadflow developments
                                     - more help on fixing AME design kit problems where
                                     the knowledge is originally with people transferred to ST
                                     and where due to the specificity of the problem it is not
CAD                                  possible to transfer the knowledge before closing             All ST CAD team        Brussels
CAD                                                                                                All ST CAD team        Brussels



Deliverable                                    MW      End Date
---------------------------                    --      --------

BIBB           note 1                           1      02/39
MRUC           note 1                           2      02/39
MRUD           note 1                           1      02/39
RG1A           note 1                           1      02/39
XBUB           note 1                           4      02/39
Misc Velizy    note 1                           1      02/39
Misc Milan     note 1                           1      02/39

Misc Istanbul  all database transferred (")     1      02/39
Misc Istanbul  all database transferred (")     1      02/38
Misc Velizy    all database transferred (")     1      02/39
Misc Milan     all database transferred (")*
Misc Istanbul  training done                    4      02/43
                                                2      02/52
                                                2      02/52
                                                4      02/52




               note 2                          11      02/52
               note 2                          11      03/26


(") Full database transfer (Test benches and vectors, basic coverage, VHDL/Verlog code, microarchitecture and any other component of end ADB database)

NOTES:

1) Give support on actions related to R0 or R1. Support questions can be handled in the remote location. Support questions can include questions related to (but not limited to) CPK 8 Instability (support from design but ownership of engineering). ESD questions, instructions, valid. It could be possible that data need to be looked up in the design database or that basic simulations need to be redone. The leadtime to answer should not exceed 2 working days. If the answer can not be provided in 2 working days a planning to give the answer must be provided. The total support manpower can not exceed the manpower in the MW column, the support will not extend the "End Date" column. If support reaches R1 status, no support will be asked.

2) Give support on questions related to the AME design kit. Support questions can be handled in the remote location. Support questions can include questions related to (but not limited to) scripts for the analog and digital endorsements, bonding editor, Place and Route environment, transferred or licensed BT Monitors and compilers. The leadtime to answer should not exceed 2 working days. If the answer can not be provided in 2 working days a planning to give the answer must be provided. The total support manpower can not exceed the manpower in the MW column, the support will not extend the "End Date" column.

3) For Care project S7 will provide on request new memory cut coming from his own memory generator.

                                                                    ST => AMI
                                                                    CONFIDENTIAL

TBA DETAILS TO FINISH COMMITTED PABU PROJECTS & TO SUPPORT PAE ACTIVITIES FROM VALLAY.
----------------------------------------------------------------------------------
Project        Status           Work  description                   Resources          Location  Deliverable    MW  End Date
----------------------------------------------------------------------------------------------------------------------------
SEBA           In design        Transfer of the digital
                                  to O. Jacquemart                  A.C. Chanveau      Velizy       [**]         3     02/28
----------------------------------------------------------------------------------------------------------------------------
MAFA           In design        Transfer of the digital
                                   to X. Alonso                     J. Pichon          Velizy       [**]         4     02/30
----------------------------------------------------------------------------------------------------------------------------
AFCB           ROM updates >RO  Transfer of the digital database
                                   to F. Valentin                   A. Morand          Velizy       [**]         2     02/29
----------------------------------------------------------------------------------------------------------------------------
LEDA           In design        Transfer digital sign-off database
                                   to F. Valentin                   C. Guillet (subc)  Velizy       [**]         3     02/29
----------------------------------------------------------------------------------------------------------------------------
Subcontractor                   The 3 subcontractors in Vallay      C. Guillet,        Velizy      Letter to
a on LIN                           must stay with AMI-5             G. Billon and                  subcontractor
                                                                    P. Amaud                       signed by ST
----------------------------------------------------------------------------------------------------------------------------

Note: the design support as depicted in this table extends to week 230. It requires cooperation between engineers in Velizy and Zaventem and availability of AMI CAD tool's on ST site

    (**) 1) Project overview
         2) list of remaining actions to go to production
         3) Full database transfer (Test benches and vectors, fast coverages, VHDL/Verilog code, Microarchitecture and any other component of the CAD database)

TSA DETAILS TO FINISH COMMITTED PROJECTS ON SHPOTS, ISON AMD BATTERY MANAGEMENT
----------------------------------------------------------------------------------
Project        Status           Work Description                   Resources        Location     Deliverable    MW  End Date
----------------------------------------------------------------------------------------------------------------------------
SHPOTS         In               Support                            Stefan
               qualification                                       Vanhaeverbeke   Zaventem       [**]          2     02/52
----------------------------------------------------------------------------------------------------------------------------
ISDN           In qualification Support                            Stefan
                                                                   Vanhaeverbeke   Zaventem       [**]          2     02/52
----------------------------------------------------------------------------------------------------------------------------
ISDN PTI       off hook CLIP     support/pay subcontractor to        subc. Dave    Mechelen       [**]          1     02/50
               for obligation      solve contractual obligation      Buckingham
               in PTI project      to PTI
----------------------------------------------------------------------------------------------------------------------------

    (**) 1) Project overview
         2) Full database transfer (Test benches and vectors, fast coverage, VHDL/Verilog code, Microarchitecture and any other component of the CAD database)

-- end of table --

                                                                       ST => AMI

                                                                    CONFIDENTIAL

                                   EXHIBIT X

PRICING OF ENGINEERING SERVICES

Pricing will be according to the following rules

          Service                  Price per hour
          ---------------------------------------
          Engineering                     80 Euro
          Product engineering             92 Euro
          Test engineering               110 Euro

- Out of pocket expenses (e.g. traveling, materials, silicon, packaging) are to be reimbursed separately on a cost basis.
- These prices will be applied to the effective hours worked. If the effective hours worked exceed the forecast of the Exhibit Z by more than 10%, no additional compensation for the completion of the work will be due.
- Exhibit Z provides the forecast assuming that one design iteration is performed for each product (for product C174 an additional iteration called OBB is undergoing).
- Parties may agree for services on additional design iterations: in any such case the pricing will be according to the rules set in this exhibit.
- A design iteration is defined as: "Every Silicon Modification which implies a Mask Change from the current design as of the date hereof".